Exhibit 99.1

PRESS RELEASE

ELECTRONIC CIGARETTES INTERNATIONAL GROUP REPORTS

FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

New VIP retail store in the UK.

Highlights

•	Net sales increased 21% versus 2014 to $54.2 million, despite unfavorable foreign exchange movements of $3.4 million.

•	Gross profit more than doubled in 2015 reaching $30.5 million versus $13.2 million in 2014, a 131% increase.

•	Adjusted EBITDA was negative $7.3 million in 2015 versus a negative $37.2 million in 2014.

•	Inventory declined by $1.5 million and accounts payable also decreased by $6.1 million compared to December 31, 2014.

•	Reduced Days Sales Outstanding (DSO) from 28 days on September 30th to 20 days on December 31st.

PRESS RELEASE

GOLDEN, COLORADO, March 28, 2016 - Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIG), a global marketer and distributor of electronic cigarettes and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Dan O’Neill, Chief Executive Officer of Electronic Cigarettes International Group, Ltd, commented, “In 2015, ECIG dramatically improved all major aspects of the business while eliminating numerous time consuming distractions. Going forward, our focus will be keenly directed on profitable growth and improving cash flows through execution of the six major strategies.”

“With the contribution of the Denver-based finance and accounting department that ECIG hired in 2015, we have reduced DSO’s from 28 days on September 30th to 20 days on December 31st. DSO’s have fallen a further 3 days to 17 days as of February 29, 2016. Additionally, our accounting department recently discovered over $400k of sales from 2014, which had never been invoiced. The Company subsequently billed and collected the cash,” said Phil Anderson, Chief Financial Officer of Electronic Cigarettes International Group, Ltd.

Highlights for the Three- and Twelve-Month Periods ended December 31, 2015

Revenues increased by $941 thousand, or 7%, to $14.8 million for the three-month period ended December 31, 2015 compared with $13.9 million for the corresponding period ended December 31, 2014.

Gross Profit increased by $4.9 million to $8.2 million for the three-month period ended December 31, 2015 compared with $3.3 million for the corresponding period ended December 31, 2014.

Revenues increased by $9.5 million, or 21%, to $54.2 million for the 12-month period ended December 31, 2015 compared with $44.7 million for the corresponding period ended December 31, 2014.

PRESS RELEASE

Gross Profit increased $17.2 million, or 131%, to $30.5 million for the 12-month period ended December 31, 2015 compared with $13.2 million for the corresponding period ended December 31, 2014.

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and other factors are disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:

The Piacente Group, Inc.
Don Markley, 212-481-2050

ecig@thepiacentegroup.com

www.ecig.co

PRESS RELEASE

Follow us on social media:

Facebook: @Electronic Cigarettes International Group, Ltd.

Twitter: @ECIGCorporate

- Tables to Follow -

PRESS RELEASE

Electronic Cigarettes International Group, Ltd.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31:		December 31:
	2015	2014	2015	2014

Net sales	$14,830	$13,889	$54,227	$44,690
Cost of goods sold	6,611	10,635	23,757	31,464

Gross profit	8,219	3,254	30,470	13,226

Operating expenses:
Selling, general and administrative:
Compensation and benefits:
Salaries, wages and benefits	2,901	6,814	10,855	7,009
Compensatory earn-out	-	-	-	5,000
Stock-based compensation	(263)	3,425	11,973	7,129
Professional fees and administrative	3,051	7,999	15,354	22,292
Marketing and selling	3,852	3,530	13,662	16,173
Impairment of long-lived assets	13,020	135,391	13,020	144,357
Depreciation and amortization	2,380	3,705	9,400	10,628
Severance	121	-	846	-
Related party advisory agreement	-	829	-	15,646
Offering expenses	-	1,236	-	6,156
Acquisition expenses	-	-	-	1,272

Total operating expenses	25,062	162,929	75,110	235,662

Loss from operations	(16,843)	(159,674)	(44,640)	(222,436)

Other income (expense):
Warrant fair value adjustment	16,396	(134,934)	115,294	(108,609)
Derivative fair value adjustment	7	(25,090)	60,757	(342)
Loss on extinguishment of debt	14,922	(1,850)	(55,768)	(5,644)
Gain on extinguishment of warrants	(9,756)	-	40,026	-
Interest expense	18,717	(25,968)	(38,310)	(44,136)
Debt financing inducement expense	(49,878)	-	(117,644)	(29,216)
Gain on troubled debt restructuring	1,727	-	1,677	-
Settlement of litigation and disputes	(5,902)	-	(5,852)	-

Total other income (expense), net	(13,766)	(187,841)	180	(187,947)

Loss before income taxes	(30,609)	(347,515)	(44,460)	(410,383)

Income tax benefit (expense)	993	757	245	21,539

Net loss	(29,616)	(346,758)	(44,215)	(388,844)

Other comprehensive loss:
Foreign currency translation loss	(837)	166	(3,124)	(1,354)

Comprehensive loss	$(30,453)	$(346,592)	$(47,339)	$(390,198)

Net loss per common share:
Basic	$(0.40)	$(55.08)	$(0.78)	$(74.45)
Diluted	$(0.40)	$(55.08)	$(0.78)	$(74.45)

Weighted average number of shares outstanding:
Basic	74,309,658	6,292,194	57,003,000	5,223,000
Diluted	74,309,658	6,292,194	57,003,000	5,223,000

PRESS RELEASE

Electronic Cigarettes International Group, Ltd.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Per Share Amounts)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and equivalents	$690	$2,099
Accounts receivable, net	2,957	4,091
Inventories	5,118	6,651
Prepaid expenses and other	2,271	5,790

Total current assets	11,036	18,631

Other assets:
Goodwill	47,723	51,658
Identifiable intangible assets, net	34,173	54,693
Property and equipment, net	2,099	1,849
Debt issuance costs and other	283	-

Total assets	$95,314	$126,831

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of debt financing	$22,942	$58,321
Accounts payable	4,463	10,599
Accrued interest and other	11,674	10,660
Earnout payable under VIP acquisition agreement	-	5,000
Current portion of warrant and derivative liabilities	54,908	82,426

Total current liabilities	93,987	167,006

Long-term liabilities:
Debt financing, net of current maturities	67,971	-
Warrant and derivative liabilities, net of current portion	-	81,563
Deferred income taxes	4,318	5,413

Total liabilities	166,276	253,982

Stockholders’ deficit:
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 74,552,006 and 12,051,762 shares issued and outstanding as of December 31, 2015 and 2014, respectively	75	12
Additional paid-in capital	387,793	284,328
Accumulated deficit	(454,352)	(410,137)
Accumulated other comprehensive loss	(4,478)	(1,354)

Total stockholders’ deficit	(70,962)	(127,151)

Total liabilities and stockholders’ deficit	$95,314	$126,831

PRESS RELEASE

Non-GAAP Financial Measures- EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, income taxes, depreciation and amortization expense. We define Adjusted EBITDA as EBITDA plus expenses incurred under a related party advisory agreement, stock-based compensation expense, severance and retention costs, professional fees related to the restructuring of debt agreements, offering expenses, acquisition expense, losses on sale of assets, impairment of long-lived assets and debt financing inducement expense; and by subtracting gains from warrant and derivative fair value adjustments, gains from extinguishment of warrants and debt, and gains on sale of assets. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we expect to incur expenses that are the same as or similar to many of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present EBITDA and Adjusted EBITDA because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Similarly, while impairment of long-lived assets is a non-cash expense, recognition of the impairment charge may have a significant impact on the value of our common stock;

•	Adjusted EBITDA excludes expenses under our related party advisory agreement, stock-based compensation arrangements, excess embedded derivative inducements, changes in the fair value of warrant and derivative instruments, and gains and losses from the extinguishment of debt. While these are noncash gains and losses, their exclusion ignores the significant dilutive impact to our common stockholders as represented by the underlying transactions that gave rise to these excluded gains and losses;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, any measure of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss). The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the three months and full year ended December 31, 2015 and 2014 (dollars in thousands):

PRESS RELEASE

	Three Months Ended December 31:		Year Ended December 31:
	2015	2014	2015	2014

Net loss	$(29,616)	$(341,758)	$(44,215)	$(388,844)
Interest expense	(18,717)	25,968	38,310	44,136
Depreciation and amortization	2,380	3,705	9,400	10,628
Income tax benefit	(993)	(757)	(245)	(21,539)

EBITDA	(46,946)	(312,842)	3,250	(355,619)
Related party advisory agreement	-	829	-	15,646
Stock-based compensation	(263)	3,425	11,973	7,129
Issuance of common stock for services and settlement claims	-	-	133	-
Severance expense	121	-	846	-
Retention bonus	-	-	310	-
Professional fees related to restructuring of debt agreements	-	-	1,611	-
Offering expenses	-	1,236	-	6,156
Acquisition expenses	-	-	-	1,272
Loss on impairment of goodwill	13,020	135,391	13,020	144,357
Debt financing inducement expense	49,878	-	117,644	29,216
Warrant fair value adjustment	(16,396)	134,933	(115,294)	108,609
Derivative fair value adjustment	(7)	25,090	(60,757)	342
Loss on extinguishment of debt	(14,922)	1,850	55,768	5,644
Settlement of litigation and disputes	5,852	-	5,852	-
Gain on troubled debt restructuring	(1,677)	-	(1,677)	-
Gain on extinguishment of warrants	9,756	-	(40,026)	-

Adjusted EBITDA	$(1,584)	$(10,088)	$(7,347)	$(37,248)